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                                                                   EXHIBIT 10.12

                           OMNI ENERGY SERVICES CORP.
                                      AND
                                ROGER E. THOMAS


                                OPTION AGREEMENT

     THIS OPTION AGREEMENT (the "Option Agreement" or the "Agreement") is made and entered into effective as of the 25th day of September, 1997 by and between OMNI ENERGY SERVICES CORP., a Louisiana corporation ("Omni"), and ROGER E. THOMAS ("Thomas" or "Employee"). This Option Agreement is subject to the terms of the Company's Stock Incentive Plan (the "Plan").

                              W I T N E S S E T H:

     WHEREAS, Omni has employed Thomas as its President; and

     WHEREAS, in order to retain Thomas as its President, Omni is willing to grant Thomas options to acquire 300,000 shares of its common stock upon the terms and conditions described herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Thomas and Omni hereby promise, covenant and agree as follows:

     1. Grant of Option. Omni hereby irrevocably grants to Thomas the right and option (the "Option") to purchase 300,000 shares of its common stock (the "Common Shares") on the terms and conditions herein set forth. As of the date of this Agreement, there are 1,000 Common Shares outstanding.

     2. Option Price. The purchase price for each Common Share subject to the Option shall be the purchase price per share at which Omni Common Shares are sold to the public at the initial public offering, which is equal to or greater than the fair market value of the Common Stock on the date hereof.

     3. Term of Option; Transferability. The term of the Option shall be from the date of this Agreement through and including April 30, 2007. The right to purchase Common Shares under the Option shall vest and become effective as described in Section 5 of this Option Agreement. Thomas shall not have any rights of a shareholder of Omni with respect to the Common Shares subject to this Option until the Option is exercised and the sale of the Common Shares subject to the Option is closed as provided herein. The Option and all of Thomas' rights herein are nontransferable, except as provided in Section 9 hereof. The Option and the right to acquire Common Shares pursuant to the Option shall be completely forfeited if Thomas attempts or actually transfers, or otherwise disposes of the Option in contravention of Section 9 of this Option Agreement.

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     4.  Method of Exercising Option.  The Option may also be exercised as provided in Section 6.4 of the Plan.

     5. Vesting. The Options shall vest and become fully earned and nonforfeitable during the period commencing with the date of this Option Agreement and ending on July 18, 1999 (the "Vesting Period") as described below:

          (a) If Thomas ceases to be employed prior to July 18, 1998, except as provided in Section 5(d), none of his rights under the Option shall be vested, and he shall have no right to acquire Common Shares of Omni;

          (b) If Thomas remains in the continuous employ of the Company from the date of this Option Agreement through July 18, 1998, one-half of his rights under the Option shall be vested, and he shall have the right to acquire 150,000 Common Shares of Omni;

          (c) If Thomas remains in the continuous employ of the Company from the date of this Option Agreement through the end of the Vesting Period, all of his rights under the Option shall be vested, and he shall have the right to acquire an additional 150,000 Common Shares of Omni, for a total of 300,000 Common Shares of Omni;

          (d) If Thomas' employment is terminated during the Vesting Period (i) by Omni without Cause or (ii) by Thomas for Good Reason, as the terms "Cause" and "Good Reason," as applicable, are defined in Section 6 herein, the Option shall become immediately exercisable in full for a period of one year after termination of employment, after which time period the Option shall terminate.

          (e) If there is a change in control of Omni, as "Change in Control of the Company" is defined in Section 10.11 of the Plan, the Option shall become exercisable as provided in the Plan.

     6.   Definitions

          (a) Cause. For purposes of this Agreement, the Company shall have "Cause" for Termination of Thomas' employment hereunder upon the occurrence of any of the following: (i) the continued failure by Employee to substantially perform his duties hereunder in the manner and at the level as customarily performed by the president of similar companies after demand for substantial performance is delivered by the Company that identifies the manner in which the Company believes Thomas has not substantially performed his duties, (ii) Thomas' conviction of a felony, (iii) any acts of dishonesty or deceit by Thomas involving the Company's business or his performance of his duties hereunder, or
(iv) a material breach of any fiduciary duty of loyalty owed to the Company by Thomas. Any act, or failure to act, by Thomas that is based upon authority given pursuant to instructions from the President, pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall not constitute "Cause" for termination of Thomas' employment with the Company.

          (b) Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

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                (i) the adoption by the Board of any resolution during the term of this Agreement failing to re-elect Thomas as the President except in connection with a termination by the Company of Thomas' employment on account of his death, disability or for Cause;

               (ii) a diminution in Thomas' duties, responsibilities or position in the management of the Company and its subsidiaries, including, without limitation, (A) the assignment to Thomas of duties or responsibilities that are inconsistent with Thomas' position as the President of the Company or (B) the demotion of Thomas;

             (iii) the failure by the Company to pay to Thomas any installment of his salary, which failure continues for a period of 10 days after Thomas gives the Company notice thereof; or

               (iv) any directive requiring Thomas to be based anywhere other than within a thirty-five mile radius of Lafayette, Louisiana, except for required travel in the ordinary course of the Company's business.

     7. Rights Related to Option. The Option constitutes the right to acquire Common Shares of Omni, as such Common Shares are more fully described in Omni's Articles of Incorporation, or any security, instrument, property, or amount of consideration into which Common Shares of Omni may be exchanged by reason of any merger, consolidation, recapitalization, reorganization or other transaction. The Option does not currently constitute equity in Omni, and Thomas shall not be entitled to vote with the shareholders of Omni on matters on which the shareholders are entitled to vote as a result of the grant of the Option until such time as the Option is exercised and Thomas acquires Common Shares.

     8. Restriction on Transferability of Option. The Option is not assignable. Thomas shall not transfer, convey, sell, assign, dispose of, pledge or otherwise convey the Option or any rights thereunder other than transfers by will or the laws of descent and distribution. Any such attempted disposition shall cause an immediate cancellation of the Option and forfeiture of any and all rights to acquire Common Shares under the Option.

     9. Restriction on Transferability Related to Securities Law. Omni shall have the right to restrict any transfer of the Common Shares acquired as a result of exercise of the Option during any such period as may be necessary or advisable to comply with the Securities Act of 1933, as

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amended.  The Common Shares acquired as a result of exercise of the Option have not been registered under the Securities Act of 1933, and Thomas shall not transfer, convey, sell, assign, dispose of, pledge or otherwise convey any Common Shares acquired as a result of exercise of the Option unless (i) such Common Shares have been registered under the Act or (ii) an exemption from the registration provisions of the Act is applicable to Thomas' proposed sale, assignment, pledge, disposition or transfer of such Common Shares.

     10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     11. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof.

     12. Applicable Law. This Agreement shall be construed, interpreted and enforced under and in accordance with the internal laws of the State of Louisiana.

     13. Additional Acts. The parties hereto agree, one to the other, that they will each, at any time and from time to time upon the request of the other party, do, perform, execute, acknowledge and deliver all such acts, deeds, assignments, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required to consummate the transactions contemplated hereby.

     14. No Waivers or Modification. No waivers or modifications of any provisions of this Agreement shall be valid or binding unless in writing and executed by all of the parties hereto.

     15. Multiple Counterparts. This Agreement may be executed in multiple counterparts and all counterparts shall be considered to be an original and enforceable as such.

     16. Entire Agreement. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements, warranties, representation and understandings, if any, relating to the option and may be amended or supplemented only by an instrument in writing executed by the party against whom the enforcement is sought.

     IN WITNESS WHEREOF, Omni and Thomas have executed this Option Agreement as of the day and year first above written.

                                 OMNI Energy Services Corp.


                                 By: /s/ David A. Jeansonne
                                     ---------------------------------
                                     David A. Jeansonne,
                                     Chief Executive Officer


                                     /s/ Roger E. Thomas
                                     -----------------------------------
                                     Roger E. Thomas

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